                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   June 9, 1997
                                                    ------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                             0-6533                  87-0277826
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(State or other jurisdiction of             (Commission   (I.R.S. Employer Identification No.)
  incorporation or organization)            File No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                                     02116
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(Address of principal executive offices)                                Zip Code
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Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.     Other Events.
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On June 9, 1997, Boston Life Sciences, Inc. announced that its stockholders approved a ten-for-one reverse split of its common stock at the Company's Annual
Meeting on June 6, 1997.  The reverse split will become effective as of 5:00
p.m. today, and will reduce the number of common shares outstanding from approximately 125 million to approximately 12.5 million.  In addition, the conversion rate for the preferred stock will similarly be adjusted on a ten-for-
one basis.

The Company indicated that the reverse split should result in a broader market for the stock than that which currently exists. Also, as a result of the split, the Company will seek a listing on NASDAQ's more visible National Market rather than the SmallCap Market where the stock is currently listed.

BLSI is engaged in the research and development of novel therapeutics for cancer, autoimmune disease, and central nervous system disorders.



Item 7.     Exhibits.
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     The following Exhibits are filed as part of this report on Form 8-K:

     99.1      Press Release, dated June 9, 1997.
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                         BOSTON LIFE SCIENCES, INC.

Dated:  June 12, 1997    By:/s/  Joseph Hernon
                            ------------------
                            Joseph Hernon
                            Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                        Page
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99.1           Press Release, dated June 9, 1997     5